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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Amendment No. 1 to Registration Statement of Brio Technology, Inc. on Form S-4 of our report dated February 19, 1999 (March 24, 1999 as to Note 11) relating to the financial statements of SQRIBE Technologies Corp. as of December 31, 1998 and for the three years in the period ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in the proxy statement/prospectus which is a part of such registration statement.


                                       /s/ Deloitte & Touche LLP
San Jose, California
July 13, 1999